UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2006

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO		80127
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On July 6, 2006, Vista Gold Corp. (“Vista”) entered into a binding letter of intent (the “LOI”) with Carl Pescio, Janet Pescio, Greg Hryhorchuk and Robert Lipsett (together, the “Pescio Group”), pursuant to which Vista will spin off its existing Nevada properties into a new publicly-listed company (“Newco”) that will, concurrently with the spin-off, acquire the Nevada mining properties of the Pescio Group. The transaction will be completed by way of a court-approved plan of arrangement under the Business Corporations Act (Yukon). The transaction is subject to, among other things, court, shareholder and regulatory approvals.

Under the transaction, Vista’s shareholders will exchange their current common shares of Vista for common shares of Newco and new common shares of Vista. The effect of the transaction on existing outstanding options and warrants to acquire shares of Vista will be described in the information circular for the special meeting of shareholders to approve the transaction.

Completion of the transaction is subject to a number of conditions including: (a) completion of due diligence by all parties; (b) the execution and delivery of a definitive agreement by all parties; (c) receipt of all required court, shareholder, regulatory and third party approvals; (d) receipt of approval by the board of directors of Vista and its independent committee; and (e) certain other customary conditions. In addition, in order to fund the cash consideration to the Pescio Group (as described below) and Newco’s ongoing business, it is anticipated that Newco will raise at least $40 million through a private placement equity financing which will close concurrently with the completion of the transaction described above.

Under the terms of the proposed transaction, approximately 60% of the total consideration payable by Newco in respect of the asset acquisitions would be paid to Vista or its security holders and approximately 40% would be paid to the Pescio Group. The consideration payable to Vista and its security holders will consist of securities of Newco. The consideration payable to the Pescio Group will consist of shares of Newco and $15 million in cash.

The parties are working towards completing a definitive agreement after which, Vista expects to deliver to shareholders an information circular, which will fully describe the proposed transaction, in connection with a special meeting of shareholders which will be held to approve the transaction. If all conditions are satisfied or waived, the parties expect closing of the transaction to occur by mid-September 2006.

The preceding description of the terms of the LOI is qualified in its entirety by reference to the form of this document, a copy of which has been filed herewith as Exhibit 10.1 and which is incorporated herein by reference.

On July 10, 2006, the Company issued a press release reporting the signing of the above LOI. The press release is furnished as Exhibit 99.1 and is attached hereto.

Item 9.01               Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 10.1	Binding Letter of Intent, dated July 6, 2006, among Carl Pescio, Janet Pescio, Greg Hryhorchuk, Robert Lipsett and Vista Gold Corp.

Exhibit 99.1	Press Release of Vista Gold Corp. dated July 10, 2006

Safe Harbor Statement; Forward Looking Statements.

This filing and the attached press release contain forward-looking statements within the meaning of the Securities Act of 1933 and Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in these materials that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as future business strategy, competitive strengths, goals, expansion and growth of Vista’s or Newco’s businesses, operations, plans and other such matters are forward-looking statements. When used in this filing and attached press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements. The statements made in this filing and the attached press release about the anticipated impact the contemplated transaction described herein may have on the operations of Vista or Newco, as well as the benefits expected to result from the contemplated transaction, are forward-looking statements. Other forward-looking statements include but are not limited to those with respect to future financings, reserve and resource estimates and production costs. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista and Newco, including anticipated consequences of the contemplated transaction described herein, to be materially different from any future risks, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks that Vista’s or Newco’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s  or Newco’s operations of environmental regulations in the countries in which they operate; and uncertainty of being able to raise capital on favorable terms, as well as those factors discussed in Vista’s latest Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission. Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

	By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer

Date: July 11, 2006